            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 23, 2009 with respect to Atlantic Whitehall Mid-Cap Growth Fund, (a portfolio of Atlantic Whitehall Funds Trust), which is incorporated by reference in this Registration Statement (Form N-14 Nos. 002-57526 and 811-02699) of AIM Growth Series.

                                            ERNST & YOUNG LLP

New York, New York
June 26, 2009